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                                                                    EXHIBIT 10.1


                                PROMISSORY NOTE

$200,000.00                                              Los Angeles, California
                                                                  March 20, 2000

        1. For value received, the undersigned, SOLUTIONSAMERICA, INC., a Delaware corporation (the "Borrower"), promises to pay to Roger Presburger, as TRUSTEE OF THE PRESBURGER FAMILY TRUST (the "Lender"), the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the "Principal"), together with interest on the Principal at the rate equal to 10% per year (calculated on a basis of a year of 365 days). Payments will be allocated first to accrued and unpaid interest and then to principal. Accrued interest shall be due and payable when and as the Principal balance is due payable. The entire unpaid balance of Principal and all accrued but unpaid interest thereon shall be due and payable on November 1, 2000.

        2. If the Borrower defaults in the payment of Principal or interest when due pursuant to the terms hereof, then unless otherwise prohibited by law, the Lender shall have the option, without demand or notice, to declare the entire Principal balance of this Note, together with all accrued and unpaid interest, to be immediately due and payable. In connection with any occurrence of an event described above, the Lender shall have a right of set-off with respect to any sums owing to the Borrower by the Lender for any reason and any sums owing to the Lender hereunder.

        3.     This Note is a full-recourse note.

        4. If an action is instituted for collection of this Note, the Borrower agrees to pay court costs and reasonable attorney's fees incurred by the holder hereof.

        5. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of the Borrower and the Lender. No delay or failure by the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Lender for a period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Lender under contract or under law. The rights of the Lender under this are in addition to any other rights and remedies which the Lender may have.

        6. The Principal and all accrued but unpaid interest may be prepaid without penalty, in whole or in part, at any time. All amounts



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payable hereunder shall be payable in lawful money of the United States of
America.

        7. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned executes this Note as of the date first written above.

                                            SOLUTIONSAMERICA, INC.,
                                            a Delaware corporation



                                            By:
                                               ---------------------------------
                                                   Gary Horowitz, President
                                                   and Chief Operating Officer